Exhibit 99.1

B2Digital’s B2 Fighting Series Sets Company Record with Blowout Inaugural MMA Event in Fort Wayne

TAMPA, FL, January 25, 2022 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to report results from its B2FS 144 Live MMA event held this past weekend at the Grand Wayne Center in Fort Wayne, Indiana, which set a Company record for revenues recorded at an event held for the first time in a new location.

“As we have previously noted, the most important statistic for assessing the growth of the B2 Fighting Series brand is our draw at first-time events held in new markets,” commented Greg P. Bell, CEO of B2 Digital. “Our performance in this metric has been surging of late and is a huge reason for optimism about the coming year. This past weekend powered that sense into a new gear as fans lined up around the block to pack in and watch the event as the B2FS rolled into town for the first time with no local marketing footprint. It’s a tremendous signal.”

The Company’s long-term average for revenues related to first-time MMA events in brand new local markets has been just over $12k per event.

B2FS 144 took place in a brand new local market and drove over $24k in ticket sales at the gate along with over $4k in pay-per-view ticket sales for nearly $29k in total revenues, or a 142% jump over the long-term average for these kinds of events for the Company.

Bell added, “It is extremely gratifying to see such a fantastic result come together after all the hard work our team has invested in the process. We feel so grateful to our shareholders, fighters, and fans for their continued loyalty and support. And we look forward to continued rapid growth throughout 2022 and beyond.”

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company operates in two major branded segments: The B2 Fighting Series and The ONE More Gym Official B2 Training Facilities Network. The Company primarily derives revenues from live event ticket sales, pay-per-view ticket sales, content media marketing, and fitness facility memberships.

The Live Events segment (the B2 Fighting Series) is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

The Fitness Facility segment operates primarily through the ONE More Gym Official B2 Training Facilities Network. The Company currently operates five ONE More Gym locations, with plans to continue to scale up this segment at a pace of 4-8 new locations per year. ONE More Gym locations include specialized MMA training resources and serve a recruiting function for the Company's Live Events segment.

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For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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